Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•

FOR IMMEDIATE RELEASE AUGUST 8, 2013	For Further Information:
Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS RECORD SALES AND EARNINGS

TULSA, OK, August 8, 2013 - AAON, INC. (NASDAQ-AAON), today announced its operating results for the second quarter and six month period ended June 30, 2013.

Sales and earnings during the second quarter were record highs for any quarter in the Company's history.

Management believes that the Company's percent of net income per dollar of sales (13%) in the second quarter was the highest for any quarter by any other public company, ever, in the HVAC industry.

Revenues in the quarter were $91.2 million, up 9% from $83.3 million in 2012. Net income was $12.1 million, up 30% from $9.3 million in the same period a year ago. Net sales for the six month period ended June 30, 2013, were also a record for the first half of any year, $158.1 million, up 7% compared to $148.3 million in 2012. Earnings for the six months ended June 30, 2013 were $19.3 million, up 39% compared to $13.9 million in 2012.

Earnings per diluted share in the second quarter of 2013 were $0.33, up 32% from $0.25 for the same period a year ago, based upon 37.2 million and 37.1 million diluted shares outstanding for the three months ended June 30, 2013, compared to June 30, 2012, respectively. Earnings per diluted share were $0.52, up 41% from $0.37, in the six months ended June 30, 2013, and June 30, 2012, respectively, based upon 37.1 million diluted shares outstanding for both periods. All per share earnings reflect the 3-for-2 stock split effective July 2, 2013.

Norman H. Asbjornson, President and CEO, stated, “The second quarter increases in sales and income from operations primarily reflect price increases and a decline in cost of materials; gross profit as a percent of sales increased 5% (from 25.3% to 30.3%), but SG&A expenses as a percent of sales also increased 1.7% (from 8.3% to 10.0%), the majority of which (SG&A) represents increases in “profit sharing” and warranty expense.

Mr. Asbjornson continued, "The Company's backlog increased from $62.2 million at June 30, 2012, to $66.2 million at June 30, 2013, but declined from the record of $71.7 at March 31, 2013."

Mr. Asbjornson said, “While we still anticipate record sales and profits for 2013, there has been a noticeable softening in our market which has lowered our expectations for the balance of the year as compared to the first half of the year.”

The Company will host a conference call today at 4:15 P.M. EDT to discuss the second quarter results. To participate, call 1-866-544-4631; or, for rebroadcast, call 1-866-245-6755 (code 932908).

AAON, Inc. is a manufacturer of air-conditioning and heating equipment consisting of rooftop units, chillers, air-handling units, condensing units, heat recovery units, commercial self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except share and per share data)
Net sales	$91,241	$83,333	$158,074	$148,290
Cost of sales	63,565	62,230	115,086	113,669
Gross profit	27,676	21,103	42,988	34,621
Selling, general and administrative expenses	9,089	6,899	16,056	12,880
(Gain) loss on disposal of assets	(59)	10	(52)	(13)
Income from operations	18,646	14,194	26,984	21,754
Interest expense	—	(11)	(1)	(27)
Interest income	57	2	92	15
Other income(expense), net	253	(51)	237	(3)
Income before taxes	18,956	14,134	27,312	21,739
Income tax provision	6,837	4,837	8,053	7,875
Net income	$12,119	$9,297	$19,259	$13,864
Earnings per share:
Basic*	$0.33	$0.25	$0.52	$0.38
Diluted*	$0.33	$0.25	$0.52	$0.37
Cash dividends declared per common share*:	$0.10	$0.08	$0.10	$0.08
Weighted average shares outstanding:
Basic*	36,759,718	36,828,650	36,760,173	36,854,913
Diluted*	37,150,262	37,091,528	37,056,201	37,124,982
 *Reflects three-for-two stock split effective July 2, 2013

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	June 30, 2013	December 31, 2012
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$19,415	$3,159
Certificates of deposit	3,460	3,120
Investments held to maturity at amortized cost	7,353	2,832
Accounts receivable, net	50,108	43,866
Income tax receivable	410	694
Note receivable	29	28
Inventories, net	34,131	32,614
Prepaid expenses and other	900	740
Deferred tax assets	5,605	4,493
Total current assets	121,411	91,546
Property, plant and equipment:
Land	1,340	1,340
Buildings	60,126	59,761
Machinery and equipment	118,253	117,617
Furniture and fixtures	9,322	8,906
Total property, plant and equipment	189,041	187,624
Less: Accumulated depreciation	102,963	96,929
Property, plant and equipment, net	86,078	90,695
Certificates of deposit	1,298	2,120
Investments held to maturity at amortized cost	11,475	8,041
Note receivable	952	1,091
Total assets	$221,214	$193,493

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	13,858	13,047
Dividends payable	3,712	—
Accrued liabilities	36,045	26,578
Total current liabilities	53,615	39,625
Deferred revenue	201	—
Deferred tax liabilities	14,878	15,732
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 16,875,000 shares authorized, no shares issued*	—	—
Common stock, $.004 par value, 168,750,000 shares authorized,	147	147
36,754,988 and 36,776,624 issued and outstanding at June 30, 2013 and December 31, 2012, respectively*
Additional paid-in capital	—	—
Retained earnings	152,373	137,989
Total stockholders' equity	152,520	138,136
Total liabilities and stockholders' equity	$221,214	$193,493
 *Reflects three-for-two stock split effective July 2, 2013

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2013	2012
Operating Activities	(in thousands)
Net income	$19,259	$13,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,268	6,747
Amortization of bond premiums	304	20
Provision for losses on accounts receivable, net of adjustments	102	(1)
Provision for excess and obsolete inventories	201	—
Share-based compensation	695	364
Excess tax benefits from stock options exercised and restricted stock awards vested	(385)	(33)
Gain on disposition of assets	(52)	(13)
Foreign currency transaction gain	43	7
Interest income on note receivable	(20)	—
Deferred income taxes	(1,966)	(875)
Write-off of note receivable	75	—
Changes in assets and liabilities:
Accounts receivable	(6,344)	(17,949)
Income tax receivable	3,942	5,801
Inventories	(1,718)	(4,194)
Prepaid expenses and other	(160)	(91)
Accounts payable	1,101	4,215
Deferred revenue	201	—
Accrued liabilities	6,194	11,714
Net cash provided by operating activities	27,740	19,576
Investing Activities
Capital expenditures	(1,949)	(8,091)
Proceeds from sale of property, plant and equipment	60	306
Investment in certificates of deposits	(958)	(4,274)
Maturities of certificates of deposits	1,440	—
Purchases of investments held to maturity	(9,969)	(5,624)
Maturities of investments	1,710	—
Proceeds from called investment	—	270
Principal payments from note receivable	40	15
Net cash used in investing activities	(9,626)	(17,398)
Financing Activities
Borrowings under revolving credit facility	2,321	27,108
Payments under revolving credit facility	(2,321)	(24,424)
Stock options exercised	767	69
Excess tax benefits from stock options exercised and restricted stock awards vested	385	33
Repurchase of stock	(3,010)	(1,895)
Net cash (used in) provided by financing activities	(1,858)	891
Net increase in cash and cash equivalents	16,256	3,069
Cash and cash equivalents, beginning of period	3,159	13
Cash and cash equivalents, end of period	$19,415	$3,082

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